CONSIGNMENT AGREEMENT

         This Agreement is enterd into as of September 30, 1994, at Los Angeles, California, between ROSS EDITIONS, INC., a California corporation ("Consignor") whose address is: C/O Ring & Green, 1900 Avenue of the Stars, Suite 2300, Los Angeles, California, 90067 and AMERICAN ROYAL ARTS CORP. ("Art Dealer"), of 473 Old Country Road, Westbury, New York, 11590. Consignor and Art Dealer hereby agree as follows:

     A. On or before October 31, 1994, Consignor will deliver to Art Dealer, at Art Dealer's address as stated above works of fine art created by VIRGIL ROSS ("Artist"), as set forth on Exhibit "A" and attached hereto by reference ("Art Work"), for purposes of sale by Art Dealer.

     B. From the time the Art Work is delivered to Art Dealer until the termination of this Agreement, Art Dealer shall hold the Art Work in trust for the benefit of Consignor and shall be responsible for any loss of or damage to the Art Work. The Art Work shall not be subject to claim by any of the Art Dealer's creditors.

     C. This Agreement shall terminate on December 31, 1995. On or before September 30, 1995, Art Dealer shall notify Consignor in writing as to which pieces if the Art Work not yet sold, Art Dealer wishes to purchase on or before December 31, 1995. Any of the Art Work not so designated by Art Dealer remaining in its inventory as of December 31, 1995, shall be returned to Consignor by January 5, 1996. The Art Work will be offered for sale by Art Dealer until December 31, 1995.

     D. Artist's name shall appear on all signs, advertisements, and other writtern materials concerning the Art Work as follows: VIRGIL ROSS.

     E. Art Dealer shall pay to Consignor thirty percent (30%) of the Retail Price of each piece of Art Work sold ("Piece") to any person or entity except Warner Bros. Art Dealer shall pay Consignor seventeen and one-half percent (17.5%) of the Retail Price of each piece of Art Work sold to Warner Bros.

     F. Art Dealer shall advance any and all funds necessary to complete the Art Work including, but not limited to, making necessary arrangments with Magic Brush or any other production house of like quality, for production of the Art Work. Art Dealer shall deduct any actual expenses it paid to third parties to produce the piece, and the actual cost of any frame for the piece provided by the Art Dealer, from any money Art Dealer is obligated to pay Consignor pursuant to Paragraph E.

     G. Within thirty (30) days of the end of each month during the term of this Agreement, Art Dealer shall provide Consignor with an accounting statement of the sales of the Art Work by Art Dealer during the proceeding month. In conjunction with any such statement, Art Dealer shall pay Consignor the amount determined to be due for sales by Consignor pursuant to this Agreement. If Art Dealer does not comply with the terms of this paragraph, Consignor shall have the right to terminate this Agreement at which time Art Dealer shall return all of the Art Work to Consignor.

     H. Art Dealer shall maintain sufficient property damage and liability insurance to cover any claims that may arise from either damage to the Art Works or claims for injury that may arise from the use of the Art Work in an amount equal to at least $1 Million Dollars.

Art Dealer shall name Consignor as an additional insured on its insurance policy and shall provide Consignor with a certificate of insurance.

     I. Art Dealer shall take possession as Consignee of the original art work VIRGIL ROSS set forth on Exhibit "B" attached hereto and incorporated herein by reference (" Original Art Work") and shall sell the Original Art Work to anyone except Art Dealer at the best price it can obtain. Any piece of Original Art Work to be sold for $500 or less must have written approval of Consignor, prior to sale. Proceeds from the sale of the Original Art Work shall be payable sixty percent (60%) of the Retail Sales Price to Consignor and forty percent (40%) of the Retail Sales Price to Art Dealer. Accounting for sales pursuant to this paragraph shall be in accordance with paragraph G above.

     J. The Art Work are to be sold at the prices set forth on Exhibit "A". Art Dealer shall hold any funds received from the sale of any Art Work or Original Art Work in trust for the benefit of Consignor, and will pay the funds to Consignor under Paragraph G of this Agreement as set forth therein.

     K. Photographs of the Art Work may be used in writtern advertisemente only if approved by Consignor in writing.

     L. Art Dealer agrees to provide to its customers Certificate of Authenticity containing the information required by California Civil Code
Section 1744 and agrees to indemnify and hold Consignor harmless from any claims by any person on the grounds there is a violation of said Section, unless due to the negligence of Consignor.

     M. If an action is brought by either party to enforce any provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred in connection therewith.

     N. This Agreement shall be interpreted under the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth herein.

                                             ROSS EDITIONS, INC.


                                       By:  /s/ VIRGIL ROSS
                                           -----------------------------------
                                             VIRGIL ROSS, President


                                             AMERICAN ROYAL ARTS CORP.


                                       By:   /s/ JERRY GLADSTONE
                                           -----------------------------------
                                             JERRY GLADSTONE, President

                          AMENDED CONSIGNMENT AGREEMENT

     This Amendment to Consignment Agreement is entered into as of March 31, 1997 at Los Angeles, California, between ROSS EDITIONS, INC., a California corporation ("Consignor") whose address is: c/o Ring & Green, 1900 Avenue of the Stars, Suite 2300, Los Angels, California 90067 and AMERICAN ROYAL ARTS CORP.("Art Dealer"), of 473 Old Country Road, Westbury, New York, 11590. Consignor and Art Dealer hereby agree as follows:

     WHEREAS, as of September 30, 1994, Consignor and Art Dealer entered into a Consignment Agreement, ("Agreement") which is incorporated herein by this reference;

     WHEREAS, the parties wish to amend the Agreement in certain respects;

     NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. The Agreement shall be extended through January 1, 1999. On or before October 1, 1998, Art Dealer shall notify Consignor in writing of which pieces of the art works not yet sold Art Dealer wished to purchase on or before January 1, 1999. Any of the art work not so designated by Art Dealer remaining in its inventory as of January 1, 1999 shall be returned to the Consignor on or before January 11, 1999. The art works will be offered for sale by Art Dealer until January 1, 1999.

         2. Consignor may terminate this Agreement at any time without prejudice or claim of breach by Art Dealer if Warner Bros. terminates its extended license to Consignor to produce and sell the Art Works.

         3. Set forth on Exhibit A attached hereto is a list of (i) remaining inventory to be produced and sold, and (ii) inventory already produced and ready for sale pursuant to the terms of the Agreement.

         4. Paragraph G is deleted and the following substituted therefor:

     "Within thirty (30) days of the end of each calendar quarter during the term of this Agreement, Art Dealer shall provide Consignor with an accounting statement of the sales of the Art Work by Art Dealer during the proceeding calendar quarter. In conjunction with any statement, Art Dealer shall pay Consignor the amount determined to be due for sales by Consignor pursuant to this Agreement. If Art Dealer does not comply with the terms of this paragraph, Consignor shall have the right to terminate this Agreement at which time Art Dealer shall return all of the Art Work to Consignor."

         5. Except for the obligations contained in the Agreement as amended, Consignor and Art Dealer hereby release each other from any and all claims they have or may have against each other, known or unknown, except for sales from and after the last reported sales by Art Dealer, arising out of the Agreement through and including the date of this Amendment to Consignment Agreement.

         6. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         7. Except as expessly modified by this amendment, all terms and conditions of the Agreement shall remain in full force and effect.

         8. This Amendment shall be governed in accordance with the laws of the State of California without regard to the choice of law principles therof.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Consignment Agreement as of the date set forth herein.

                                             ROSS EDITIONS, INC.
                                       By:   /s/  Illegible
                                             ---------------------------------
                                                  Authorized Representative
                                                  Co-Trustee Ross Family Trust


                                             AMERICAN ROYAL ARTS CORP.
                                       By:   /s/ Jerry Gladstone, President
                                             ---------------------------------
                                                  JERRY GLADSTONE, President




                                      -3-